Exhibit 99.1

NEWS RELEASE

PEOPLE’S UNITED FINANCIAL, INC. CONTACTS		DANVERS BANCORP CONTACTS

Investors:	Peter Goulding, CFA	Kevin T. Bottomley
	Investor Relations	President & CEO
	203.338.6799	978-739-0263
	peter.goulding@peoples.com	kevin.bottomley@danversbank.com

Media:	Brent DiGiorgio	L. Mark Panella
	Corporate Communications	Executive VP and CFO
	203.338.3135	978-739-0217
	brent.digiorgio@peoples.com	mark.panella@danversbank.com

FOR IMMEDIATE RELEASE

JANUARY 20, 2011

PEOPLE’S UNITED FINANCIAL, INC. TO ACQUIRE DANVERS BANCORP

New England’s Largest Independent Bank Further Expands Presence in Greater Boston Market

BRIDGEPORT, CT and DANVERS, MA — People’s United Financial, Inc. (Nasdaq: PBCT), the holding company for People’s United Bank, and Danvers Bancorp, Inc. (Nasdaq: DNBK), of Danvers, Massachusetts, the holding company for Danversbank, announced today a definitive agreement pursuant to which People’s United Financial will acquire Danvers Bancorp, in a 55% stock and 45% cash transaction valued at approximately $493 million. Completion of the transaction is subject to customary closing conditions, including the receipt of regulatory approval and the approval of Danvers Bancorp’s shareholders.

“We are pleased that Danversbank has chosen to grow with People’s United Bank,” said Jack Barnes, President and Chief Executive Officer of People’s United Financial. “Danversbank, combined with our existing Massachusetts presence, makes People’s United — New England’s largest independent bank — the seventh largest bank both in Massachusetts and in the Boston MSA.  Danversbank is a high-quality commercial institution that offers an excellent platform for growth and is a natural extension of our brand. It complements our continuous footprint from Worcester, in central Massachusetts, through Boston and on into New Hampshire.”

“I’m confident that this transaction will benefit Danvers Bancorp shareholders, customers and employees,” said Kevin T. Bottomley, Chairman, President and Chief Executive Officer of Danvers Bancorp. “People’s United brings substantial resources for increased lending, additional products and services and opportunities for professional development for our employees. When coupled with our highly experienced lending staff and extensive eastern Massachusetts branch network, the combined organization will be well positioned to compete with the biggest players in the Greater Boston area.”

Bottomley will join the People’s United Board of Directors upon the closing of the transaction. In addition, he will be a strategic advisor to People’s United in its efforts to successfully integrate the Danversbank organization and grow People’s United in the Greater Boston market.

People’s United expects the transaction to be immediately accretive to operating earnings with an IRR greater than 15%.  The transaction is expected to close late in the second quarter of 2011.

Under the terms of the definitive agreement, which has been approved by both companies’ boards of directors, Danvers Bancorp shareholders may elect to receive either $23.00 in cash, or 1.624 shares of People’s United Financial stock for each Danvers Bancorp share, subject to customary pro ration provisions, whereby 55% of Danvers Bancorp shares will be exchanged for stock and 45% for cash. The transaction is valued at $23.00 per Danvers Bancorp share, based on the average closing price of People’s United for the 10-day period ended January 19, 2011. The receipt of People’s United Financial stock by shareholders of Danvers Bancorp is expected to be tax-free.

To ensure the continuity of Danversbank’s philanthropic and community-based mission and for the benefit of the communities traditionally served by Danversbank, the parties have agreed that The Danversbank Charitable Foundation Inc. will continue its separate existence for a period following the consummation of the transaction. People’s United has also agreed to make certain charitable contributions in Danvers’ market area in the near-term. Mr. Bottomley will serve as Chairman of the board of directors of the Foundation and, in recognition of the combined franchise, the board will be expanded with the addition of two directors to be proposed by People’s United.

People’s United was advised in this transaction by Keefe, Bruyette & Woods as financial advisor and Simpson Thacher & Bartlett LLP as legal counsel. Danvers Bancorp was advised by Endicott Financial Advisors, LLC, as financial advisor, and received a fairness opinion from Sandler O’Neill & Partners, L.P., while Hogan Lovells US LLP acted as legal counsel.

Additional information regarding this transaction will be included in the People’s United fourth quarter 2010 earnings conference call and presentation taking place on January 21, 2011 at 11 a.m., Eastern Time. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About People’s United” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

About People’s United Financial, Inc.

People’s United Bank is a subsidiary of People’s United Financial, Inc., a diversified financial services company with $25 billion in assets. Peoples United Bank, founded in 1842, provides consumer, commercial and wealth management services through nearly 340 branches in Connecticut, Vermont, New York, New Hampshire, Maine and Massachusetts. Through additional subsidiaries, People’s United provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

About Danvers Bancorp

Danversbank is a wholly-owned subsidiary of Danvers Bancorp, Inc., a holding company with approximately $2.6 billion in total assets. Danvers Bancorp, Inc., through Danversbank, offers a wide range of commercial and retail banking services, including commercial and industrial loans, commercial real estate loans, owner-occupied residential mortgages and consumer loans, treasury management, debit and credit card products, online banking, and investment management services. Danversbank operates a total of 28 branches in the following communities: Andover, Beverly, Boston, Cambridge, Chelsea, Danvers, Hamilton, Malden, Manchester-by-the-Sea, Middleton, Needham, Peabody, Reading, Revere, Salem, Saugus, Topsfield, Waltham, Wilmington, and Woburn, Massachusetts.

Additional Information About the Transaction

The proposed transaction will be submitted to the stockholders of Danvers Bancorp for their consideration. In connection with the proposed merger with Danvers Bancorp, Inc., People’s United will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of

Danvers Bancorp that also constitutes a prospectus of People’s United. Danvers Bancorp will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by People’s United and Danvers Bancorp with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing People’s United website at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information” or by accessing Danvers Bancorp’s website at www.danversbank.com under the tab “Investor Relations” and then under the heading “SEC Filings”.

Participants in the Transactions

People’s United, Danvers Bancorp and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Danvers Bancorp’s stockholders in favor of the merger with Danvers Bancorp. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Danvers Bancorp stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of People’s United in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on March 23, 2010. You can find information about Danvers Bancorp’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on April 16, 2010.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in either merger agreement in a timely manner or at all; (2) failure of the shareholders of Danvers Bancorp to approve the applicable merger agreement; (3) failure to obtain governmental approvals for the merger; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the business following the merger; (6) changes in general, national or regional economic conditions; (7) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize (8) changes in loan default and charge-off rates; (9) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (10) changes in interest rates or credit availability; (11) possible changes in regulation resulting from or relating to the pending financial reform legislation; (12) People’s United’s success in addressing management succession issues in a timely and effective manner; (13) changes in levels of income and expense in noninterest income and expense related activities; and (14) competition and its effect on pricing, spending, third-party relationships and revenues.

For additional factors that may affect future results, please see filings made by People’s United and Danvers Bancorp with the Securities and Exchange Commission, including People’s United’s Annual Report on Form 10-K for the year ended December 31, 2009 and Danvers Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009. People’s United and Danvers Bancorp undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

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